UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

721 College Street SE PO Box 3800 Lacey, Washington 98509 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-459-1100

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 14, 2005, Venture Financial Group, Inc. filed Articles of Amendment to its Second Amended and Restated Articles of Incorporation to amend Article IV-Capital. The amendment, effective upon filing, increased the number of shares of authorized common stock from 20,000,000 to 30,000,000 pursuant to a stock split approved by Venture's Board of Directors. A copy of the amendment is attached as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
3.1 Text of Amendment to Second Amendment and Restated
Articles of Incorporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	April 15, 2005	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
President and Chief Executive Officer

EXHIBIT 3.1

"ARTICLE IV CAPITAL

     The aggregate number of shares that the Corporation shall have the authority to issue is 30,200,000 shares, 30,000,000 of which shall be shares of common stock with no par value per share, and 200,000 of which shall be shares of preferred stock with no par value per share. The preferred stock will have such rights and preferences as may be determined by resolution of the Board of Directors."